©2008 Discover Financial Services Investor Update July 2008 Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Nos. 333-141703, 333-141703-01 and 333-141703-02

©2008 Discover Financial Services
The following slides are part of a presentation by Discover Financial Services (the "Company") and its subsidiary,
Discover Bank and are intended to be viewed as part of that presentation. The presentation is based on information generally available to the public and does not contain any material, nonpublic information. No representation is made that the information in these slides is complete.  The presentation has been prepared solely for informational purposes, is neither an offer to sell nor the solicitation of an offer to buy any security or instrument.
The information provided herein may include certain non-GAAP financial measures. The reconciliations of such measures to the comparable GAAP figures are included in the Company’s Form 10-K for the year ended
November 30, 2007 and the Company’s Form 10-Q for the quarter ended May 31, 2008, each of which is on file with the SEC and available on the Company’s website at www.discover.com.
The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-
looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk
Factors," "Business – Competition," "Business – Regulatory Matters"  and "Management’s Discussion and
Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the
year ended November 30, 2007, and “Risk Factors” and “Management’s Discussion and Analysis of Financial
Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended
May 31, 2008, which are on file with the SEC.
Certain historical financial information about the company that we have included in this presentation has been derived from Morgan Stanley’s consolidated financial statements and does not necessarily reflect what our financial condition, results of operations or cash flows would have been had we operated as a separate, stand-
alone company during the periods presented.
Notice
Discover Bank, Discover Card Master Trust I, and Discover Card Execution Note Trust have filed a registration statement as amended (including a prospectus) (Registration Nos. 333-141703, 333-141703-01, and 333-141703-02) with the SEC. You should read the prospectus in that registration statement and other documents Discover Bank, Discover Card Master Trust I, and
Discover Card Execution Note Trust have filed with the SEC for complete information about Discover Bank, Discover Card
Master Trust I, and Discover Card Execution Note Trust. You may get these documents for free by visiting EDGAR on the SEC
Web site at www.sec.gov.

©2008 Discover Financial Services
Today’s Agenda
• Business Overview
• Payments/ Network
•
U.S. Card
•
Credit Risk Management
•
Liquidity & Funding
•
Summary of DCENT Securitization Structure
•
Summary

©2008 Discover Financial Services Business Overview * *

©2008 Discover Financial Services
Seasoned Management Team
Discover Financial Services
JAMES PANZARINO
SVP, Chief Credit Risk Officer
2003 / American Express
ROGER HOCHSCHILD
President & COO
1998 / MBNA
DAVID NELMS
Chief Executive Officer
1998 / MBNA
KELLY MCNAMARA-
CORLEY
EVP, General Counsel &
Secretary
1999 / Morgan Stanley
ROY GUTHRIE
EVP, Chief Financial Officer
2005 / Citigroup
CARLOS MINETTI
EVP, Cardmember Services &
Consumer Banking
2001 / American Express
MARGO GEORGIADIS
EVP, Chief Marketing Officer
2004 / McKinsey
DIANE OFFEREINS
EVP, Chief Technology Officer
1998 / MBNA
STEPHEN
ETHERINGTON
SVP & Treasurer
2007 / JPMorgan
Date Joined / Previous Employer
HARIT TALWAR
EVP, Discover Network
2000 / Citigroup
KEVIN SWEENEY
Director Treasury
2006 / MBNA
KEVIN KILLIPS
SVP, Controller & Chief
Accounting Officer
2008 / ABN AMRO

DISCOVER CARD	DISCOVER NETWORK	pulse	Diners Club International
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DISCOVER FINANCIAL SERVICES

©2008 Discover Financial Services
American
Bank of
Card
Issuing
Payments
U.S.
Credit
U.S.
Debit International
Unique Business Model
•
Only card issuer that operates a
global payments network with both
credit and debit capabilities
•
Discover’s network supports the
card issuing business through:
– Building Discover brand
– Joint promotions with merchants
– Operational efficiencies
•
Advantages in payments:
– Broad offering for issuers (credit,
PIN and signature debit, ATM)
– Leveraging largely fixed
cost network

Discover
Express
Visa
MasterCard
First Data
Metavante
Citi
America
JPM Chase
Capital One

©2008 Discover Financial Services
• PULSE and Discover Network
third-party payments business
– 4,500+ financial institutions
– $98.0Bn network volume
(2)
• Diners Club International
• Discover cards issued on Discover
Network
– 6 largest issuer
– $47.8Bn receivables
(1)
– $105.1Bn total credit card
volume
(2)
– 3   largest U.S. merchant network
Third-Party
Payments
Business and Objectives
Note(s):
(1)
Receivables reported on a managed basis as of May 31, 2008
(2)
Volumes reported for the trailing four quarters ended 2Q08
• 2.9% pretax ROMR
• 4%-8% loan growth
• Maintain strong credit quality
Objectives
• Global acceptance
• 18%+ third-party volume growth
• Integrate Diners Club International
U.S. Card

th
rd

©2008 Discover Financial Services Payments/ Network * *

DISCOVER NETWORK

pulse

Diners Club International

DISCOVER FINANCIAL SERVICES

©2008 Discover Financial Services
Our Networks
• Branded, scalable, signature network
• Broad product range with unique
functionality
• ‘Closed loop’ network benefits
• Reciprocal agreements with China
UnionPay and JCB
$102Bn 30+
• 3   largest PIN / POS network
• Reciprocal agreements with
China UnionPay, JCB and Link
$98Bn          4,500+
• Global payments network
• POS and ATM acceptance across
185 countries
$31Bn            40+
Overview Volume
(1)
Issuers

Note(s):
1. Volumes reported for the trailing four quarters ended 2Q08 (Discover Network and PULSE), fiscal year ended 2007 for Diners Club
International
rd

globalpayments

FIRST DATA

NOVA

Fifth Third Bank

Bank of America.

JPMorganChase

DISCOVER FINANCIAL SERVICES

©2008 Discover Financial Services
Large Merchants Small Merchants
New Acceptance Strategy
Merchant Acceptance
% of Visa/MasterCard Merchants
~85%
(1)
3    party
acquirer
opportunity
~100%
Note(s):
(1)
Acceptance estimate based upon Roper survey and data provided by third party acquirers
Sample Third-Party
Acquirers Signed
Third-Party Acquirer Timeline
Internal
Systems/Operations
Sign 3    Party
Acquirers
Implementation
2005 2009 2006 2007 2008

rd
rd

©2008 Discover Financial Services
Diners Club International Structure
Licensees Franchisor
Merchants/ATMs
• 185 countries
Cardholders
$31Bn
Volume
• Owner and licensor of
brand
• Approves programs and
annual business plan
• Processes all cross-
border transactions and
provides currency
conversion
• Sets policies &
procedures
• 6 million
cards issued
• Exclusive license to
issue cards and acquire
merchants within
geographic market
• Pay royalty fees
to franchisor
• 40+ licensees

DISCOVER NETWORK
pulse
Diners Club International
Diners Club International
Diners Club International
Diners Club International

DISCOVER NETWORK

pulse

Diners Club International

UnionPay 银联

JCB CARDS

DISCOVER FINANCIAL SERVICES

©2008 Discover Financial Services Complementary Networks EMEA Asia North America Latin America 7

©2008 Discover Financial Services U.S. Card * *

DUNKIN' DONUTS

Google

DISCOVER
FINANCIAL SERVICES

AVIS We try harder.

amazon.com

WAL★MART
Save money. Live better.

DISCOVER
FINANCIAL SERVICES

©2008 Discover Financial Services
Leading Brand
Unaided Issuer Brand Awareness
Source: GfK Arbor, 1Q08
2008 Brand Keys Leaders
•
Brand Advantages
– Differentiation
– Response Rates
– Loyalty
•
Company ranked No. 1 in
customer loyalty in the credit card
category of the Brand Keys
Customer Loyalty Engagement
Index for 11 years in a row
•
Strong brand creates
distinctiveness in saturated card
market, positively impacting new
account acquisition
18%
23%
26%
29%
61%
63%
AMEX Discover Capital One Chase Citi BofA

©2008 Discover Financial Services
2007 J.D. Power
Card Satisfaction Index
Recognized Leader in Customer Experience
571
607
617
636
638
646 651
652
728 735
AMEX DFS Citi  Chase U.S.
Bank
WaMu Wells
Fargo
Cap
One
BofA   HSBC
#1 Rewards
Discover
Ranking
Satisfaction
Categories
#2 Problem Resolution
#2 Fees/Rates
#1 Billing/Pmt Proc
#2 Benefits/Features
Source: 2007 Credit Card Satisfaction Study-J.D. Power

©2008 Discover Financial Services
Customer Experience Drives Cardmember Loyalty
Note(s):
(1)
Based on May 2008 calendar year YTD average
(2)
Excluding Discover Financial Services and American Express
(3)
Latest Master Trust balances as of 7/7/08; based on receivables
(4)
Weighted average tenure of the receivables that are assets of the Chase Issuance Trust
> 5 Years
Cardmember Attrition
(1)
Portfolio Tenure
(3)
(4)
4.4%
7.3%
Discover U.S. Industry Average
Source: Cardweb’s May 2008 Monthly Survey and Company data
(2)

55%
46%
59%
59%
73%
79%
Discover Citibank Chase BofA AMEX Capital
One

©2008 Discover Financial Services
Direct Mail
Online
Telemarketing
Other
Diversified Acquisition Channels
Direct Mail
Online
Telemarketing
Other
•
While direct mail remains largest
acquisition channel, other channels
generate half of new accounts
•
Leveraging expertise across
multiple channels focusing on
activation and performance not just
cost per account
•
Focus on continued growth in
cost-effective acquisition of new
accounts helps drive sales and
receivables
•
Other channels (e.g., Insertions,
Coupon-on-page, etc.) have grown
considerably
Note:
(1)
Excludes Student and Discover Business Card
2007 New Accounts by Channel
(1)
50%
24%
21%
5%
2006 New Accounts by Channel
(1)
20%
11%
15%
54%

©2008 Discover Financial Services Credit Risk Management * *

©2008 Discover Financial Services
Credit Risk Management Framework
• Risk Tolerance
– Target market is prime credit segment in the U.S.
– Risk adjusted return framework used for marginal decisions
• Risk Governance
– Credit policy and process changes reviewed and approved
– Policy recommendations consider full impact on revenue, expenses and loan losses
• Risk Principles
– Independent credit risk management function
– Management of risk exposures through approved risk limits
– Business unit ownership of risk / reward decisions

©2008 Discover Financial Services
Acquisition Process
• Systemic decisions
supplemented by manual
underwriting
• Apply credit criteria including
assessment of stability,
ability and willingness to pay
• Use internally derived credit
models incorporating
application and bureau data
• Assign credit line using
macroeconomic information
• Fully integrated acquisition
decision making and controls
New Credit Card Account
Average FICO Score at Booking
734 737 738 734
2004 2005 2006 2007

©2008 Discover Financial Services
Portfolio Positioning in Current Environment
DFS Homeownership Distribution
(2)
Mortgage Distribution
(2) (3)
Demographic Profile
(1)
73%
48%
42%
65%
36%
30%
Married College Graduate Income > $75K
Discover Other Issuers
Mortgages
54%
Own
Outright
21%
Rent,
Other
25%
Fixed
Prime
73%
Fixed Non-
Prime
9%
ARM Non-
Prime
3%
ARM Prime
15%
Source:
(1)
TNS Financial Services’ 2007 Consumer Card Study
(2)
Based on Credit Bureau and internal data
(3)
Distribution of Discover cardmembers who have a mortgage

©2008 Discover Financial Services
Proactive Portfolio Management
Prior to the subprime difficulties
•
Identified areas of concern in our portfolio using tradeline data
•
Refined geographic risk rules for marketing activities and
credit line actions
•
Tightened underwriting criteria to applicants with
overextended mortgages
Once problems appeared
•
Identified and reduced marketing into rising risk areas
•
Suppressed automated line increases in riskier states
•
Closed potentially high-risk inactive accounts

©2008 Discover Financial Services
10%
12%
12%
15%
14%
17%
6%
6%
7%
8%
10%
16%
18%
19%
22%
27%
6%
22%
Discover Chase Capital
One
Citibank BofA AMEX
California Florida
Portfolio Positioning Versus Peers
Source: Latest Master Trust balances as of 7/7/08; based on receivables
Note(s):
(1)
Weighted average tenure of the receivables that are assets of the Chase Issuance Trust
(2)
Based on % of receivables outstanding; Chase is based on % of accounts outstanding
(3)
As represented by Chase’s CHAIT Master Trust
(1)
(3)
Distribution of Receivables
(2)
Portfolio Tenure
> 5 Years
(two states with the highest mortgage foreclosure rates
)

55%
46%
59%
59%
73%
79%
Discover Citibank Chase BofA AMEX Capital
One

©2008 Discover Financial Services
3.0%
3.5%
4.0%
4.5%
4Q05 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08
Discover Industry
Master Trust 30+ Day Dollar Delinquency Rate
(1)(2)
-60%
-40%
-20%
0%
20%
40%
60%
4Q05 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08
Discover Industry
Master Trust YOY Variance in Net Loss Rate
(1)(2)
Credit Trends Versus Peers

Note(s):
(1)
Industry includes Bank of America, Capital One, Chase and Citigroup
(2)
Discover data through May 31, 2008 (2Q08 FY); Industry data through May 31, 2008

©2008 Discover Financial Services
0%
1%
2%
3%
4%
5%
6%
7%
2004 2005 2006 1Q07 2Q07 3Q07 4Q07 1Q08
Discover Chase Capital One
AMEX BofA
Strong Relative Credit Performance
Note(s):
(1)
Discover fiscal year, all others calendar year
(2)
U.S. Card
(3)
Card Services
(4)
U.S. Consumer and Business Card
(5)
Trust data as of 5/31/2008; CHAIT represents Chase
Source: SEC Filings
Managed 30+ Day Delinquency Rate
(1)
(2)
(3)
(2)
(4)
(2)
• Since 2003, enhanced credit policies and
practices
– Tightened underwriting standards
– Enhanced account management
– Leveraged state-of-the-art databases and
analytic tools
• Strong focus on credit quality
Master Trust – 30+ Day Del Rate
(5)

AMEX 3.05%
Chase 3.05%
Discover 4.01%
Capital One 4.24%
BofA 5.74%

©2008 Discover Financial Services Liquidity & Funding * *

©2008 Discover Financial Services
Managed Funding as of 2/29/08
Bank
Notes
Unsecured
Borrowings
Deposits
Term CC ABS
Secured
Private CC ABS
Notes:
(1)
Includes retained subordinate tranches
Other
Source
$Bn              %
Managed Funding
As of 5/31/2008

Deposits 24.8 $     45.3%
Term CC ABS
1
23.2        42.5%
Private CC ABS 4.8          8.8%
Secured Borrowings 0.8          1.5%
Unsecured Borrowings 0.8          1.5%
Bank Notes 0.2          0.5%
Other 0.0          0.01%
Total 54.7 $     100.0%
2%
0.5%
0.01%
45%
43%
9%
1%
1

©2008 Discover Financial Services
4,842
3,263
7,242
7,684
8,768
4,680
10,111
4,626
5,695
5,735
7,668
2003 2004 2005 2006 2007 2008 2009 2010 2011 2012+
Discover Card Master Trust Issuance/
Maturity Schedule
U.S. (Domestic)
DCMT I Issuance / Maturities –
As of June 30, 2008
($MM)
$27.7Bn asset-backed securitization portfolio
(Fiscal Year Basis)
ABS Issuance ABS Maturities - Public
2,650
ABS Maturities – Renewable Private
7,261

©2008 Discover Financial Services
$3.8
$18.2
$2.7
Brokered
Direct to Consumer and Others
Sweeps
Bank Deposit Funding
• CDs are issued through top tier
U.S. wealth management firms
• Discover continues to focus on
extending maturity profile by
issuing deposits in longer
tenures
• Direct-to-consumer deposit
issuance continues to grow
Bank Deposits – 2Q08 (Bn)

©2008 Discover Financial Services
Contingent Funding Sources
At Spin
(Bn)
June 2007 November 2007 May 2008
Cash $5.1 $8.3 $8.4
Conduit Open Capacity 2.4 1.9 1.7
Bank Revolver 2.5 2.5 2.5
Total Contingent Funding
$10.0 $12.7 $12.6
AAA ABS Capacity - 2.8 4.5
Note(s):
(1)
Includes Goldfish liquidity

(1)
(1)

©2008 Discover Financial Services
Capital Management
Tangible Equity/Net Managed
Receivables Capital Management
• Capital has strengthened since
spin-off
–
Solid earnings
–
Sale of U.K. business
• Quarterly dividends of $0.06 per
share since spin-off
• Authorized up to $1 billion of share
repurchases over the next 3 years
• Long-term ratings at
Discover Bank
•
Fitch BBB+
•
Moody’s Baa2
•
S&P BBB

9.4%
11.8%
            6/30/2007
Spin-off
2Q08

©2008 Discover Financial Services Summary of DCENT Securitization Structure * *

©2008 Discover Financial Services
Summary Structure and Payment Waterfalls
Source: SEC Filings
Discover Bank
DCMT
Discover Card Master Trust
DCENT
Discover Card Execution Note Trust
Class A
Investors
Class B
Investors
Class C
Investors
Receivables
Series 2007-CC
Collateral Certificate
Class A
Notes
Class B
Notes
Class C
Notes
Other Series
of Certificates
Existing
DCMT
Investors
DiscoverSeries Finance Charge Amounts
Class A Interest
Class B Interest
Class C Interest
Servicing Fees
Reimburse Current  Charged-off Receivables
Reimburse Class A Deficits -1
Reimburse Class B Deficits- 1
Reimburse Class C Deficits -1
Deposits into the Accumulation Reserve
Deposits into Class C Reserve
Deposits into DCMT Reallocation Accounts
Pay Discover Bank
Class A Interest Shortfalls - 2
Class B Interest Shortfalls - 2
Servicing Fees Shortfalls - 2
Class A Principal
Prefund Class A Notes
Class B Principal
Prefund Class B Notes
Class C Principal
Deposits into DCMT Reallocation Account
Reinvestment in New Receivables
DiscoverSeries Principal Amounts
1 – due to charge-offs from prior periods
2 – payable out of subordinate principal cashflows

©2008 Discover Financial Services
Spread Account
Source: Recent Transaction Prospectuses
Note:
(1)
For CCCIT and CHAIT, 6.75% when excess spread drops below 0.00%
•
The spread account ramps up based on 3-month excess spread and provides additional credit enhancement in the event of prolonged economic cycle changes
•
Credit enhancement provided by the spread account is consistent with other deals in the market
7.75 6.00 (1) 6.00 (1) 6.00 6.00
Less than 2.00 or Early
Redemption Event
6.00 5.00 5.00 4.50 4.50 2.00 to 2.49
5.00 4.00 4.00 3.50 3.50 2.50 to 2.99
3.50 2.75 2.75 2.75 2.75 3.00 to 3.49
2.75 1.75 1.75 2.00 2.00 3.50 to 3.99
1.75 1.25 1.25 1.25 1.25 4.00 to 4.49
0.00 0.00 0.00 0.00 0.00 4.50+
COMET CHAIT CCCIT BACCT DCENT Excess Spread Percentage
Three-Month Average
Spread Account Funding Schedule (%)
Variable Spread Account
•
The reserve account provides credit enhancement solely for the Class C notes to cover shortfalls of interest and to reimburse losses related to charged-off receivables or the application of series principal amounts allocated to these notes to pay interest on senior notes or servicing fees
•
If the funded amount of the spread account exceeds the targeted amount, the difference will be released and treated as series finance charge amounts
•
The three-month average excess spread for the DiscoverSeries notes will determine the funding percentage, which is multiplied by the total balance of all outstanding dollar principal amounts minus certain amounts on deposit in the principal funding subaccounts for maturing tranches of DiscoverSeries notes

©2008 Discover Financial Services
Fixed Method of Allocation of Finance Charges
Traditional Structures
• In most credit card master trusts, finance charge collections are allocated pro rata on each payment date between the investor interest in receivables and the seller interest. As the investor certificates begin to amortize, certificateholders are entitled to a smaller percentage of finance charge collections
Methodology
• Before early redemption, the investor interest in receivables and seller interest receive their pro rata share of finance charge collections
• During early redemption, as the invested amount decreases, investors continue to be allocated finance charge collections as at the beginning of the early redemption cycle
– Investor credit protection enhanced by “fixing” the finance charge allocation percentage between investors and the seller at the time of an early redemption event
• The result is an over-allocation of finance charge collections
Benefits
• Feature permits a larger percentage of finance charge collections to be allocated to investors after an early redemption event
During Amortization Periods
•
Allocation Percentage generally equals
–
Investor Interest in receivables at time of Early Redemption Event / Current Principal Receivables
–
Aggregate investor allocation can not exceed 100%
•
Numerator is “fixed” to amount of investor interest in receivables at time of early redemption; denominator reflects current level of principal receivables
•
DiscoverSeries structure retains ability to change allocation method, but Rating Agency Confirmation is required

©2008 Discover Financial Services
DCMT / DCENT Performance Data

20.24% 2.91% 1.10% 7.72% 8.54% 5.04% 5.55% 19.43% 15.87% May-08
20.88% 2.69% 1.14% 8.50% 8.78% 4.92% 4.62% 20.54% 16.67% Dec-07
21.46% 2.88% 1.19% 7.52% 7.58% 4.73% 4.52% 18.81% 15.95% Jan-08
20.43% 2.96% 1.16% 8.29% 9.20% 6.58% 4.81% 19.76% 17.09% Feb-08
20.18% 2.95% 1.17% 8.78% 9.55% 6.24% 5.23% 20.12% 16.76% Mar-08
19.25% 2.94% 1.11% 7.74% 8.30% 4.88% 5.29% 18.82% 15.37% Apr-08
21.17% 2.42% 1.03% 8.17% 4.85% 4.35% 20.28% 16.96% Mar-07
20.28% 2.34% 0.98% 6.94% 3.71% 4.27% 18.58% 15.35% Apr-07
21.24% 2.22% 0.94% 7.93% 4.30% 4.46% 20.16% 16.53% May-07
20.53% 2.21% 1.02% 7.27% 3.82% 4.21% 19.11% 15.66% Jun-07
21.81% 2.28% 1.02% 10.43% 8.73% 5.23% 3.90% 20.06% 16.57% Jul-07
21.61% 2.34% 1.06% 8.74% 7.91% 4.26% 3.91% 19.99% 16.34% Aug-07
20.61% 2.47% 1.12% 7.96% 8.40% 5.22% 4.04% 20.04% 16.86% Sep-07
21.05% 2.56% 1.16% 7.64% 8.88% 5.58% 3.98% 20.55% 17.20% Oct-07
19.74% 2.65% 1.17% 7.85% 8.30% 4.69% 4.46% 20.08% 16.45% Nov-07
Payment
Rate
60-179
Days 30-59 Days
Discover
Series
Interchange
Subgroup Group Net Charge-off
Yield incl.
interchange
Yield excl.
Principal
Recoveries
Delinquencies Excess Spread Yield

©2008 Discover Financial Services
Comparative Portfolio Statistics
3/31/08 3/30/08 3/2008 3/31/08 5/31/08 As of:
19.39 20.58 19.77 15.92 20.24 Monthly Payment Rate
3.05 3.84 4.24 5.74 4.01 Delinquencies
7.31 6.33 9.61 6.34 8.80 3-Mo Excess Spread
4.43 5.49 5.29 (5) 7.10 5.55 Net Credit Losses
16.04 14.99 19.91 18.15 19.43 Portfolio Yield
Portfolio Performance (%)
0.90 1.33 0.74 0.80 1.20 No Score
54.16 39.19 42.75 34.50 40.38 Over 720
25.29 33.52 27.43 35.40 31.68 661 – 720
11.53 16.17 15.44 17.10 14.15 601 – 660
8.12 9.79 13.64 12.20 12.59 Less than or equal to 600
FICO Distribution (% of total receivables outstanding)
11,066 (4) 10,721 6,340 14,110 8,924 Average Credit Limit (3)
79,707 (4) 78,101 46,405 98,264 37,667 Portfolio Size ($MM) (2)
Chase
Issuance Trust
CHAIT
Citibank Credit
Card Issuance
Trust
CCCIT
Capital One Multi-
Asset Execution
Trust
COMET
BA Credit
Card Trust
BACCT
Discover Card
Master Trust I
DCMT
Comparative Portfolio Statistics
(1)
Source: Monthly Investor Reports, SEC Filings, Publicly Available Company Data
Notes: 1. Data obtained via most recent publicly available reports, as of 5/31/08 unless noted otherwise; DCMT Portfolio Yield and Excess Spread includes interchange fees.
2. Represents end of period principal receivables.
3. Credit Limit as disclosed in latest offering documents filed with SEC; BACCT 7/3/08, COMET 5/23/08, CCCIT 6/20/08, CHAIT 5/1/08;
4. Represents 57.5Bn in Chase Issuance Trust, 3.2Bn in Chase CCMT, 19Bn in First USA.  FICO breakdowns and Average Credit Limit are for Chase Issuance Trust.
5. Gross charge-offs.

©2008 Discover Financial Services Summary * *

©2008 Discover Financial Services
Summary
Strong Discover franchise
• Tenured, loyal, credit-worthy customers
• Strong brand, rewards leader
• Award winning customer service and operations
Strong Payments momentum/ unique franchise
• 2X+ volume growth over past four years
• 4,500 financial institution customers in debit and credit
• Diners Club acquisition to provide global acceptance
• Partnerships with JCB and CUP
Stable financial strategy
• 20 year history of financing through securitizations
• Strong current Trust performance - three month average excess spread 8.08%
• Stable sources of financing, liquidity
• Well capitalized